UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2023

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code
N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 5 to Retention Bonus Plan

Effective September 5, 2023, the Board of Directors (the “Board”) of Gyrodyne, LLC, a New York limited liability company (the “Company”), approved Amendment No. 5 (“Amendment No. 5”) to the Company’s Retention Bonus Plan (the “Bonus Plan”). Amendment No. 5 is intended to create better alignment of interests between the Bonus Plan participants and all shareholders, and results from an extended period of shareholder engagement (the “Shareholder Outreach Campaign”) and receipt of shareholder feedback regarding the Company’s incentive compensation program.

The primary features of Amendment No. 5 are as follows:

●
Waiver of plan benefits by directors: Director participants have agreed to waive all Bonus Plan benefits in exchange for an equivalent value of shares issuable under the Stock Plan (defined and described below), subject to shareholder approval. If the Stock Plan is approved by the shareholders, all benefits so waived by the director participants will be deemed void and not reallocated to any other participants in the Bonus Plan.

●
$1,137,108 forfeited by retired directors returned to the Company: Prior to Amendment No. 5, the Bonus Plan provided that Bonus Plan benefits forfeited by retired director participants would be re-allocated among the remaining director participants pro rata. Nevertheless, under Amendment No. 5, such forfeited Bonus Plan benefits in the estimated amount of $1,137,108 have been removed from the pool and returned to the Company, irrespective of whether or not the shareholders approve the Stock Plan.

●	Bonus rate: Bonus rate on property sale proceeds are modified as follows:

●	For employees: 4.12% on up to $50,985,000 of net proceeds (net of commissions); 6.72% for incremental net sales above $50,985,000.

●	For directors (assuming shareholders do not approve the Stock Plan): 5.30% of net proceeds (net of commissions).

●
Delayed vesting: An employee participant will only vest in plan benefits triggered by property sales if he or she remains continuously employed through both the date of closing and the date of the Board’s irrevocable determination of a shareholder distribution; if employment terminates by death, disability or voluntary termination following substantial reduction in compensation (assuming no “cause” grounds for involuntary termination), however, the employee participant remains entitled to benefits only with respect to any property sales occurring within three years and yielding an internal rate of return of at least 4%.

●
Benefits generally not payable until shareholders paid: Benefits not payable until liquidating cash distributions are paid to shareholders, except that employee participants will receive early payments if the cumulative amounts credited to the bonus pool bookkeeping account for employee participants equals or exceeds $500,000.

●	Early sale incentive: If any property is sold on or before June 30, 2024, the bonus pool for employee participants will be funded with additional 1% of net sale price.

●
Removal of price floor: Price floor hurdle for the sale of properties has been removed for all participants to eliminate the perception of any perverse incentive to avoid particular property sales that may not exceed the floor but which otherwise may be in the best interests of shareholders.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Restricted Stock Award Plan

Also effective September 5, 2023, and as a result of the feedback received during the Shareholder Outreach Campaign, including the suggestion that the directors should be incentivized in a compensation plan separate from that of the employees and that directors’ interests would better align with those of the shareholders through a stock plan rather than the Bonus Plan, the Board approved, and proposed for shareholder approval, the Gyrodyne, LLC Restricted Stock Award Plan for director participants in the Bonus Plan.

Under the Stock Plan, the Company will issue to the former director participants in the Bonus Plan, in exchange for the waiver and forfeiture of their Bonus Plan benefits, an aggregate of 91,628 Gyrodyne shares, effective immediately upon shareholder approval of the Stock Plan, subject to vesting.

The value of the director participants’ Bonus Plan benefits was estimated to be $2,558,493. However, the director participants have agreed to reduce such benefits by $579,328 from $2,558,493 to $1,979,165, a 22.6% reduction in benefits. Under the Stock Plan, such reduced dollar value will convert to shares at the rate of $21.60 per share, or 91,628 shares in the aggregate. The 91,628 shares issuable under the Stock Plan was determined based upon the Company’s net assets in liquidation of $30,309,439 (or $20.44 per share) as of March 31, 2023, increased by (i) the $1,137,108 in bonuses forfeited by two retired directors ($0.77 per share), and (ii) the $579,328 in reduced benefits ($0.39 per share) to the director participants, to arrive at a pro forma net assets in liquidation of $32,025,875 or $21.60 per share. For perspective, the market price for the Company’s shares was $10.70 per share as of September 1, 2023. The 91,628 shares issuable under the Stock Plan would represent approximately 5.8% of the outstanding Gyrodyne shares after giving effect to such Stock Plan shares. Following the issuance of the 91,628 shares, no further shares or other awards may be issued under the Stock Plan.

If the shareholders do not approve the Stock Plan at the Company’s 2023 annual shareholders meeting, the director participants in the Bonus Plan will remain participants in the Bonus Plan, subject to changes in the Bonus Plan set forth in Amendment No. 5 which are described above.

The primary features of the Stock Plan are as follows:

●
Effective Date: If approved by the Company’s shareholders, the Stock Plan will be effective on the date of such shareholder approval and the grants set forth in Exhibit A thereto will be effective immediately upon shareholder approval of the Stock Plan. Shareholders are being asked to approve the Stock Plan at the Annual Meeting.

●
Purpose: The purpose of the Stock Plan is to incentivize the current director participants in the Bonus Plan to exchange their interests in the Bonus Plan for shares in the Company issuable under the Stock Plan, which will allow for compensation plan separation between directors and employees and better alignment of interests between director participants and shareholders.

●
Eligibility: Directors of the Company who were participants in the Bonus Plan are eligible to receive grants under the Stock Plan. As of the date of this proxy statement, the eligible directors are Paul Lamb, Ronald Macklin, Nader Salour and Richard Smith. All such individuals have agreed to exchange their Bonus Plan benefits for shares under the Stock Plan, subject to shareholder approval of the Stock Plan. Jan Loeb was not a participant in the Bonus Plan and will not be eligible to participate in the Stock Plan.

●
Maximum Shares Available: The total number of shares authorized for issuance under the Stock Plan is 91,628 shares, or approximately 5.8% of the common shares outstanding at the Record Date after giving effect to the issuance of the Stock Plan shares.

●
Administration: Pursuant to the terms of the Stock Plan, the Stock Plan will be administered and interpreted by a committee which will consist of either (i) the Board, or (ii) the President and at least two other directors appointed by the Board. The committee will have full power and authority to administer and interpret the Stock Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Stock Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of participants or constitute a material amendment of the Stock Plan, to correct any defect or supply any omission of the Stock Plan or any grant document and to reconcile any inconsistencies in the Stock Plan or any grant document.

●
Restricted Stock: Incentives under the Stock Plan will consist of grants of restricted stock. No shares issued under the Stock Plan, or any interest therein, will be transferrable by a participant, whether voluntarily or involuntarily, unless and until a liquidating distribution is made to the shareholders, except by will or by the laws of descent or distribution, and may not be subject to any voluntary or involuntary pledge, assignment, alienation, attachment, or similar encumbrance or transfer. All shares issued in connection with a grant will be subject to the terms, conditions, and restrictions set forth in the Company’s articles of organization, amended and restated limited liability company agreement, or other governing documents of the Company, as amended.

●
Vesting: Vesting of shares issued under the Stock Plan occurs (i) in equal one-third tranches on each of the first three anniversaries of the grant date, and (ii) at such time as a liquidating distribution is made to the shareholders of the Company, subject to acceleration upon a liquidating distribution. Unvested Stock Plan shares will be forfeited by a participant if such participant is no longer serving on the Board at or prior to such time that liquidating distributions are paid to the shareholders other than as a result of death, disability or failure to be reelected.

●
Amendments: The Board may amend, suspend or terminate the Stock Plan at any time, in its discretion, except that shareholder approval is required for any amendment that increases the number of shares available for grant, accelerates vesting or results in a material increase in benefits or a change in eligibility requirements.

●
Section 409A: Section 409A of the Internal Revenue Code applies to compensation that individuals earn in one year but that is not paid until a future year, referred to as non-qualified deferred compensation. Because the shares issuable under the Stock Plan will be deemed to be issued in the same year in which they are earned, the Stock Plan and the shares issuable thereunder are not subject to Section 409A.

The foregoing description of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 to Retention Bonus Plan
10.2	Gyrodyne, LLC Restricted Stock Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Date:September 11, 2023	By:	/s/ Gary Fitlin
	Name:	Gary Fitlin
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer